Exhibit 99.1

CAPITALWORKS EMERGING MARKETS ACQUISITION CORP ANNOUNCES INDEFINITE
POSTPONEMENT OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

New York, NY / March 1, 2023 – Capitalworks Emerging Markets Acquisition Corp (the “Company”) (Nasdaq: “CMCAU”, “CMCA”, “CMCAW”) announced today that the extraordinary general meeting of shareholders (the “Meeting”), originally scheduled for Friday, February 24, 2023 and postponed to Wednesday, March 1, 2023, is being postponed indefinitely. The Meeting was being held to consider and vote on proposals to amend the Company’s amended and restated memorandum and articles of association to (i) extend the date by which the Company would be required to consummate a business combination from March 3, 2023 to December 3, 2023 and (ii) permit the Company’s board of directors, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than December 3, 2023 (including prior to March 3, 2023).

As previously disclosed, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among (i) the Company, (ii) Lexasure Financial Group Limited, a Cayman Islands exempted company limited by shares (“Lexasure”), (iii) Lexasure Financial Holdings Corp., a Cayman Islands exempted company limited by shares (“Pubco”), (iv) CEMAC Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco, (v) Lexasure Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco, (vi) CEMAC Sponsor LP, a Cayman Islands exempted limited partnership, in the capacity as the representative for the shareholders of the Company and Pubco (other than the Lexasure shareholders), and (vii) Ian Lim Teck Soon, an individual, in the capacity as the representative for the Lexasure shareholders, for a proposed business combination among the parties (the “Business Combination”).

Upon the execution of the Business Combination Agreement, the Company received an automatic three-month extension of the time to consummate an initial business combination as described in the final prospectus for the Company’s initial public offering. The Company intends to hold a shareholders’ meeting prior to June 3, 2023 in order to seek shareholder approval of the Business Combination or a new extension period.

About Capitalworks Emerging Markets Acquisition Corp

Capitalworks Emerging Markets Acquisition Corp is a blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or geographic region, it is focusing on high-growth companies operating in select emerging markets, with the ability to replicate their business models sustainably across other emerging markets or translate their products, services or technologies to developed markets.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s shareholder approval of the Business Combination, its inability to complete an initial business combination within the required time period and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 under the heading “Risk Factors” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favor of the approval of the Charter Amendments. Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the definitive proxy statement dated February 2, 2023 (the “Extension Proxy Statement”), which may be obtained free of charge from the sources indicated below.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Charter Amendments. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the Extension Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Charter Amendments. Shareholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to the Company’s proxy solicitor: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198, Attn: Karen Smith, e-mail: ksmith@advantageproxy.com.

INVESTOR RELATIONS CONTACT

Cody Slach, Alex Thompson

Gateway IR

(949) 574-3860

CMCA@gatewayir.com